Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of March 16, 2005 to the Credit Agreement referred to below, between TECO ENERGY, INC., a Florida corporation (the “Borrower”), TECO FINANCE, INC., a Florida corporation (the “LC Obligor” and, together with the Borrower, the “Obligors”), each of the Lenders identified under the caption “LENDERS” on the signature pages hereto and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Obligors, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement dated as of June 30, 2004 (as amended, the “Credit Agreement”). The Obligors and the Required Lenders wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Section 5.3.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

“5.3.4 Except for the Pledge Agreement, Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer, by way of collateral assignment or otherwise, or dispose of, directly or indirectly (by way of collateral assignment or otherwise) any Equity Interests (any such transaction, an “Equity Disposition”) in LC Obligor, Pledgor, any TECO Transport Entity, any TECO Coal Entity or any Significant Subsidiary; provided that (i) Borrower or any of its Subsidiaries may engage in limited recourse project financing transactions as provided in Section 5.3.3; (ii) Tampa Electric may issue preferred stock; and (iii) Borrower or its Subsidiaries may make an Equity Disposition of Equity Interests in a Subsidiary of TECO Coal or in a Subsidiary of TECO Transport (A) for an amount not less than the fair value thereof, comprised of (I) cash and/or (II) non-cash consideration not in excess of 25% of the total proceeds of such Equity Disposition or (B) as long as such Equity Disposition does not constitute the disposition, directly or indirectly, of any substantial part of the property, business or assets of the TECO Coal Entities taken as a whole or of the TECO Transport Entities taken as a whole; provided that any such Equity Disposition of Equity Interests in any Subsidiary of TECO Transport, or any subsequent disposition or use of the proceeds of such Equity Disposition, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.”

Section 3. Representations and Warranties. Each Obligor (as to itself and its Subsidiaries) represents and warrants to the Lenders that (a) its representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 1 (unless such representation and warranty relates solely to another time, in which event such representation or warranty is true and correct as of such other time) and (b) no Event of Default or Inchoate Default shall have occurred and be continuing.

Section 4. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 executed by the Obligors and the Required Lenders.

Section 5. Confirmation of Guarantee and Pledge Agreement. The Borrower hereby confirms and ratifies all of its obligations under the Credit Facility Documents to which it is a party, including its obligations as a guarantor under Article IX of the Credit Agreement as amended hereby. By its execution on its signature line provided below, TECO Diversified, Inc., as the Pledgor, hereby confirms and ratifies all of its obligations under the Pledge Agreement and the liens granted by it under the Pledge Agreement, represents and warrants that the representations and warranties set forth in Section 4 of Pledge Agreement are true and complete on the date hereof as if made on and as of the date hereof (unless such representation and warranty relates solely to another time, in which event such representation or warranty is true and correct as of such other time) and confirms that all references in the Pledge Agreement to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or liens in any respect.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

TECO ENERGY, INC.

By:	/s/ S.W. Callahan
	Name:	S.W. Callahan
	Title:	Vice President – Treasury and Risk Management (Treasurer) and Assistant Secretary

TECO FINANCE, INC.

By:	/s/ S.W. Callahan
	Name:	S.W. Callahan
	Title:	Vice President and Assistant Secretary

Agreed as set forth in Section 5 above:

TECO DIVERSIFIED, INC.

By:	/s/ S.W. Callahan
	Name:	S.W. Callahan
	Title:	Assistant Secretary

LENDERS

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter M. Ling
	Name:	Peter M. Ling
	Title:	Managing Director

MERRILL LYNCH BANK USA

By:	/s/ Louis Alder
Name:	Louis Alder
Title:	Director

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Vice President Morgan Stanley Bank

UBS LOAN FINANCE LLC

By:	/s/ Edward Cripps
Name:	Edward Cripps
Title:	Director Banking Products Services, US

By:	/s/ Winslowe Ogbourne
Name:	Winslowe Ogbourne
Title:	Associate Director Banking Products Services, US

CITICORP USA, INC.

By:	/s/ Amit Vasani
Name:	Amit Vasani
Title:	Vice President, Global Power 388 Greenwich Street/21st Floor (212) 816-4166

THE BANK OF NEW YORK

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

SOCIETE GENERALE NEW YORK

By:	/s/ R. Wayne Hutton
Name:	R. Wayne Hutton
Title:	Managing Director